CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated January 6, 1997 appearing on Page 8 of North American Scientific, Inc.'s Annual Report on Form 10-KSB for the year ended October 31, 1996. We also consent to the references to us under the headings "Experts" in such Prospectus.



/s/    Price Waterhouse LLP
----------------------------
       Price Waterhouse LLP



Costa Mesa, California
October 6, 1997